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                                                                  EXHIBIT 10.21


                        SEPARATION AGREEMENT AND RELEASE

          THIS SEPARATION AGREEMENT AND RELEASE ("Agreement and Release") is made and entered into in Santa Monica, California by and between Peter Hirshberg ("Hirshberg"), on the one hand, and InterPacket Networks, Inc., a Delaware corporation ("InterPacket" or "the Company"), on the other hand, with reference to the following facts and circumstances. Hirshberg and InterPacket are sometimes referred to collectively in this Agreement and Release as the "Parties."

          WHEREAS, Hirshberg has voluntary resigned effective March 6, 2000, as executive Chairman of the Board of Directors of InterPacket and as a member thereof and has tendered his resignation to InterPacket to that effect;

          WHEREAS, InterPacket and Hirshberg each desire to resolve and settle between them any and all disputes and controversies which have arisen or might arise as a result of Hirshberg's employment with InterPacket, the termination of Hirshberg's employment with InterPacket, or any other matter between the Parties;

          NOW, THEREFORE, in consideration of the promises and mutual promises contained herein, the Parties agree as follows:

1.        RELEASE

          a. RELEASE OF INTERPACKET. As a material inducement to InterPacket to enter into this Agreement and Release, and in consideration of the terms and provisions hereof, Hirshberg, on behalf of himself and any related individuals, heirs, spouse, executors, administrators, assigns and successors, hereby irrevocably, unconditionally and fully releases, relieves, acquits and forever discharges InterPacket and each of its subsidiary companies, assigns, affiliates and their predecessor and successor organizations, shareholders, partners, officers, directors, owners, employees, agents, representatives and affiliates (collectively "Releasees") from any and all past, present or future liabilities, claims, demands, debts, obligations, rights, damages, costs, expenses, compensation, actions, judgments, causes of action at law or in equity, of any nature, whether known or unknown, choate or inchoate, including, but not limited to, those arising out of Hirshberg's employment or separation of employment with InterPacket, or those arising out of any prior grant of options to Hirshberg, which Hirshberg now owns or holds, has at any time heretofore owned, held, or suspected, or may at any time hereafter own or hold by reason of any act, event or omission which occurred prior to the Effective Date of this Agreement and Release, except for those obligations and duties of InterPacket required under this Agreement and Release and except for Hirshberg's right to indemnification as a director and officer under InterPacket's charter and the bylaws, to the extent permitted thereunder.

          Without limiting the generality of the foregoing, this Agreement and Release shall waive and release Releasees from any and all claims arising out of Hirshberg's employment with InterPacket including, but not limited to: (1) any claim under the Americans with Disabilities

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Act, the California Fair Employment and Housing Act, the Civil Rights Act of
1964, as amended, the Age Discrimination in Employment Act of 1967 or the Older Workers Benefit Protection Act, the Equal Pay Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act or any other federal, state or local laws or ordinances and any common law claims under tort, including claims arising from defamatory remarks made by any employee of InterPacket; (2) any other claim of employment discrimination (whether based on federal, state or local, statutory or decisional law); (3) any claim arising out of the terms and conditions of Hirshberg's employment with InterPacket; (4) any claim regarding any claimed employment benefit whether written or oral; (5) any claim arising out of or relating to any prior grant of options to Hirshberg; and (6) any claim for attorneys' fees, costs, disbursements and/or the like (collectively referred to as "Claims").

          b. RELEASE OF HIRSHBERG. InterPacket hereby irrevocably, unconditionally and fully releases, relieves, acquits and forever discharges Hirshberg, his heirs, executors, successors and assigns, from any and all past, present or future liabilities, claims, demands, debts, obligations, rights, damages, costs, expenses, compensation, actions, judgments, causes of action at law or in equity, of any nature, whether based on a tort, contract or other theory of recovery, whether known or unknown, choate or inchoate, which InterPacket now owns or holds, has at any time heretofore owned or held, or may any time hereafter own or hold by reason of any act, event or omission which occurred prior to the execution of this Agreement and Release, except for those obligations and duties required under this Agreement and Release. InterPacket specifically releases any and all matters, causes or claims relating in any way to Hirshberg's employment relationship, or the termination of Hirshberg's employment relationship, with InterPacket.

2. WAIVER. The Parties hereby acknowledge and assume all risks or chances that the injuries claimed to have resulted from the above-stated matters may become greater or more extensive than now known, anticipated or expected. The Parties hereby acknowledge, assume and understand that this Agreement and Release shall be effective as a full and final release of all claims. The Parties acknowledge that they are familiar with and have been provided with separate consideration for that portion of Section 1542 of the Civil Code of the State of California which provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor."

          The Parties waive any right that they have under the above-mentioned
Section 1542 to the fullest extent that they may lawfully waive all such rights pertaining to the subject matter of this Agreement and Release. In connection with the above waiver, the Parties are aware that they may hereafter discover claims or facts in addition to or different from those they now know or believe to exist with respect to the subject matter of this Agreement and Release.

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3.        NO CLAIMS. Hirshberg represents and warrants that he has not filed and will not file any complaints, charges, claims, lawsuits or grievances or actions of any kind, whether civil or administrative, against Releasees, with any local, state or federal agency or court. Hirshberg agrees that he will not file, initiate, prosecute or otherwise pursue the Claims referred to in Section 1 above, or any other claims based upon or in any way related to Hirshberg's employment, in any administrative, judicial or other forum whatsoever and that all claims filed by Hirshberg, if any, in any such forum shall be dismissed with prejudice and without any conditions attached to said dismissal. To the extent any claims are pursued on behalf of Hirshberg, Hirshberg shall cause such claims to be dismissed immediately with prejudice.

4. DISCOVERY OF DIFFERENT OR ADDITIONAL FACTS. The Parties acknowledge that they may hereafter discover facts different from or in addition to those that they now know or believe to be true in entering into this Agreement and Release. The Parties expressly agree to assume the risk of the possible discovery of additional or different facts and agree that this Agreement and Release shall remain in effect in all respects regardless of such additional or different facts.

5. ASSIGNMENT. Hirshberg represents that he has not heretofore transferred or assigned in whole or in part, or purported to have transferred or assigned in whole or in part, to any person or entity, any Claims described in
Section 1 above, or interest thereof, which is the subject of the release of this Agreement and Release, and he will not do so on or after the Effective Date of this Agreement and Release.

6. NO ADMISSIONS. Hirshberg agrees and acknowledges that this Agreement and Release is not to be construed as an admission of any violation of any federal, state or local statute, ordinance or regulation, or any violation of any of InterPacket's policies or procedures, or of any duty allegedly owed by InterPacket to Hirshberg. Neither this Agreement and Release, nor anything in this Agreement and Release, shall be construed to be or shall be admissible in any proceeding as evidence of or an admission by InterPacket, or others released herein, of any violation of any federal, state or local statute, ordinance or regulation, or any violation of any of InterPacket's policies or procedures, or of any duty allegedly owed by InterPacket to Hirshberg. This Agreement and Release may be introduced, however, in any proceeding to enforce this Agreement and Release.

7. TIME PERIODS. Hirshberg has been given the opportunity to take a period of at least twenty-one (21) days within which to consider this Agreement and Release. If Hirshberg chooses to sign this Agreement and Release before that time period expires, he does so knowingly and voluntarily. Hirshberg also understands that he has the right to change his mind and cancel this Agreement and Release within seven (7) days following the date that he has signed it by notifying Tim Sylvester, Esq. at InterPacket Networks, Inc., 1901 Main Street, 2nd Floor, Santa Monica, California 90405, facsimile (310) 382-3310, of this fact in writing within the seven day period. The Effective Date of this Agreement and Release will be at the end of the seven-day period if no revocation has been received.


8. CONSIDERATION. In consideration of the agreements contained herein, eight (8) days after receipt of the executed Agreement and Release by Hirshberg, without receipt


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of a revocation as described in Section 7 above, and after receipt of the executed Consulting Agreement, Hirshberg will be entitled to the following:

          i) options with respect to 100,000 shares of the Company's Common Stock currently held by Hirshberg at an exercise price of $4.50 shall vest and become fully exercisable;

          ii) options with respect to 100,000 shares of the Company's Common Stock currently held by Hirshberg at an exercise price of $4.50 shall vest and become fully exercisable on and after June 6, 2000, so long as Hirshberg performs consulting services to the Company on a full-time basis pursuant to the terms of the Consulting Services Agreement dated as of March 6, 2000 by and between the Company and Hirshberg. A copy of the Consulting Services Agreement is attached hereto and incorporated herein by reference; and

          iii) upon the initial extension of Hirshberg's participation in Company matters, whether as a consultant or as an officer, director and/or employee of the Company effective June 7, 2000 through October 6, 2000 ("Initial Extension"), options with respect to 12,000 shares of the Company's Common Stock currently held by Hirshberg at an exercise price of $4.50 shall be deemed granted to Hirshberg effective June 7, 2000, and the remaining 88,000 shares of the Company's Common Stock currently held by Hirshberg at an exercise price of $4.50 shall vest in equal monthly installments during the period from October 7, 2000 through June 6, 2003, except that upon the cessation of Hirshberg's participation in Company matters, whether as a consultant or as an officer, director and/or employee of the Company, all remaining options shall be canceled and Hirshberg's interest therein shall terminate and have no further force or effect.

          Hirshberg further acknowledges and agrees that all options held by Hirshberg as of the date of this Separation and Release, other than those specified in this Section 8, shall be terminated and shall have no further force or effect.

          Hirshberg accepts the consideration set forth in this Section 8 as full and complete satisfaction of any and all Claims that he has or may have against InterPacket.

9. RETURN OF PROPERTY. Hirshberg represents that he will deliver to InterPacket all property of InterPacket, or any subsidiary or affiliate thereof, and all documents, computer tapes, computer hardware, PCs and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof), of whatever nature, in his possession, relating to InterPacket, or any subsidiary or affiliate thereof, or any of their products or services, at the conclusion of his participation in Company matters, whether as a consultant or as an officer, director and/or employee of the Company. Hirshberg further represents that he will deliver to InterPacket, or any subsidiary or affiliate thereof, all notebooks and other data relating to research or experiments or other work conducted by Hirshberg while participating in Company matters, at the conclusion of his participation in Company matters, whether as a consultant or as an officer, director and/or employee of the Company.

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10.       CONFIDENTIALITY. The Parties hereby warrant and agree not to disclose, disseminate and/or publicize or cause or permit to be disclosed, disseminated and/or publicized, the fact that this Agreement and Release was entered into between Hirshberg and InterPacket or any terms of this Agreement and Release, directly or indirectly, specifically or generally, to any person, corporation, partnership, association, court, or governmental agency, except to their respective 1) attorneys, accountants, auditors, spouse, if any, officers, directors or managers ("Authorized Third Parties"); 2) to a taxing authority if required by law, pursuant to the federal securities law or if otherwise required by applicable law; or 3) in response to a lawful order of a court or any subpoena issued by a state or federal governmental agency. Disclosure of the terms of the Agreement and Release to anyone other than those exceptions listed above will be considered a material breach and make the breaching party liable for any resulting damages to the other party. Any disclosure or publicity of the terms and conditions of this Agreement and Release by any Authorized Third Party identified above shall be deemed for the purposes of paying the liquidated damages provided in Section 11 as a breach by the party informing the Authorized Third Party of the terms and conditions of this Agreement and Release.

          Hirshberg acknowledges that a major and significant consideration on behalf of InterPacket in entering into this Agreement and Release is the assurance that there will be no additional publicity generated by Hirshberg concerning this Agreement and Release and its terms and conditions. To the extent Hirshberg has, prior to the Effective Date of this Agreement and Release, revealed and/or publicized the terms of this Agreement and Release to any third parties, Hirshberg warrants and agrees that he will not make any further disclosures of and/or further publicize the terms of this Agreement and Release to any third parties.

          As part of this commitment, Hirshberg agrees not to disparage, to make any disparaging statements or public comment of any type with respect to InterPacket, or any of its current or former shareholders, officers, directors, owners, employees, agents and representatives. As part of this commitment, InterPacket agrees not to disparage, to make any disparaging statements or public comment of any type with respect to Hirshberg. Hirshberg understands that this Confidentiality provision constitutes a substantial inducement for InterPacket to enter into this Agreement and Release.

11. LIQUIDATED DAMAGES. Hirshberg agrees and acknowledges that a significant consideration on behalf of InterPacket in entering into this Agreement and Release is the assurance that Hirshberg and any of his Authorized Third Parties will comply with the confidentiality provision set forth in
Section 10 above. Hirshberg acknowledges and agrees that InterPacket would be damaged by such a breach of the confidentiality provision, but that it is impractical and extremely difficult to calculate the extent of such damages. Hirshberg, therefore, agrees to pay One Hundred Fifty Thousand Dollars ($150,000.00) as liquidated damages, and not as a penalty, for each breach as a fair and reasonable amount to compensate InterPacket for damages incurred from such a breach. Accordingly, Hirshberg agrees that if he or his Authorized Third Parties, as the case may be, violates the confidentiality provision of this Agreement and Release, that he will pay InterPacket $150,000.00 as liquidated damages for each such breach.

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12.       CONFIDENTIAL INFORMATION. Hirshberg understands and agrees that, in the course of his employment with InterPacket, he has acquired confidential information concerning InterPacket, its subsidiaries and affiliates, and their operations, future plans and methods of doing business, which information he understands and agrees would be damaging to InterPacket if disclosed to a competitor or made available to any other person or corporation engaged in a similar business. Hirshberg understands and agrees that such information has been divulged to him in confidence and he understands and agrees, in return for the consideration provided for in Section 8 above, that he will keep such information secret and confidential.

13. WHO IS BOUND. Hirshberg and InterPacket are bound by this Agreement and Release. Anyone who succeeds to Hirshberg's or InterPacket's rights and responsibilities is also bound by this Agreement and Release. This Agreement and Release is made for the Parties' mutual benefit and to anyone who succeeds to the rights and responsibilities contained herein.

14. NO INDUCEMENTS. Hirshberg warrants that no promise or inducement for this Agreement and Release has been made except as herein set forth, that this Agreement and Release is executed without reliance upon any statement or representation by any person or parties released, their shareholders, officers, directors, owners, employees, agents and representatives, concerning any fact material to Hirshberg's act in releasing Releasees, and that Hirshberg is legally competent to execute this Agreement and Release and accepts full responsibility therefor.

15. REPRESENTATIONS. The Parties understand and agree that they understand the contents, implications and consequences of this Agreement and Release, and that they agree to the terms of this Agreement and Release and have executed it voluntarily. The Parties have had an opportunity to discuss the terms of this Agreement and Release with individuals of their own choosing.

16. ENTIRE AGREEMENT. This Agreement and Release constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements between the Parties. It may not be modified orally.

17. GOVERNING LAW. This Agreement and Release is made and entered into in the State of California and shall in all respects be interpreted, enforced and governed under the laws of said State. The language of all parts of this Agreement and Release shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the Parties.

18. INVALIDITY. Should any provision of this Agreement and Release be declared to be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement and Release.

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19.       ATTORNEYS' FEES. In the event of any action, suit, or proceeding arising from or based on this Agreement brought by either party hereto against the other, the prevailing party shall be entitled to recover from the other its reasonable attorneys' fees and disbursements in connection therewith in addition to the costs of such action, suit or proceeding.

HIRSHBERG ACKNOWLEDGES AND AGREES THAT HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT AND RELEASE; THAT TO THE EXTENT HE HAS DESIRED, HE HAS AVAILED HIMSELF OF THAT RIGHT; THAT HE HAS CAREFULLY READ AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS AGREEMENT AND RELEASE; AND THAT HE IS VOLUNTARILY ENTERING INTO THE AGREEMENTS SET FORTH HEREIN.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement and Release as of the date written freely and voluntarily.

DATED:  3/6/00                              InterPacket Networks, Inc.
     --------------
                                            By: /s/ Jon Gans
                                               -------------------------------
                                               Name: Jon Gans
                                               Title: Chief Executive Officer

DATED:  3/6/00                              ACKNOWLEDGED AND AGREED:
     --------------
                                      By:      /s/ Peter Hirshberg
                                               -------------------------------
                                               Peter Hirshberg


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